Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Park View Federal Savings Bank (S-8 File No. 333-97450), of our report dated June 17, 2013, on our audits of the financial statements of Park View Federal Savings Bank 401(k) Plan as of December 31, 2012 and 2011 and for the years ending December 31, 2012 and 2011 which report is incorporated by reference in this Annual Report on Form 11-K.

/s/ Meaden & Moore, Ltd

Meaden & Moore, Ltd

Cleveland, Ohio

June 17, 2013